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                                                                     Exhibit 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                           TRITEL COMMUNICATIONS, INC.


                                   * * * * *

     1. The name of the corporation is TRITEL COMMUNICATIONS, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is:
     To engage in any lawful act or activity for which corporations may be organized under the general corporation law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is: Ten (10) and the par value of each of such shares is No Dollars and One Cent ($0.01) amounting in the aggregate to No Dollars and Ten Cents ($0.10).

     5. The name and mailing address of each incorporator is as follows:

     NAME                                    MAILING ADDRESS
     ----                                    ---------------

     M. A. Brzoska                 1209 Orange Street, Wilmington, DE 19801

     D. J. Murphy                  1209 Orange Street, Wilmington, DE 19801

     L. J. Vitalo                  1209 Orange Street, Wilmington, DE 19801

     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     NAME                                    MAILING ADDRESS
     ----                                    ---------------

William M. Mounger, II             1410 Livingston Lane, Jackson, MS 39213-8003

Jerry M. Sullivan, Jr.             1410 Livingston Lane, Jackson, MS 39213-8003

E. B. Martin, Jr.                  1410 Livingston Lane, Jackson, MS 39213-8003

     6. The corporation is to have perpetual existence.

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     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized: To make, alter or repeal the bylaws of the corporation.

     8. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 29th day of May, 1998.



                                             /s/ M. A. Brzoska
                                             -----------------------------------
                                             M. A. Brzoska

                                             /s/ D. J. Murphy
                                             -----------------------------------
                                             D. J. Murphy

                                             /s/ L. J. Vitalo
                                             -----------------------------------
                                             L. J. Vitalo


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